AGREEMENT FOR PURCHASE AND SALE OF
                      REAL PROPERTY AND ESCROW INSTRUCTIONS


     This Agreement for Purchase and Sale of Real Property ("Agreement") is entered into this 14th day of December 1999 by and between Go Call Inc., a Delaware corporation ("Seller") and Sevada Holdings, Ltd. IV, a California limited partnership ("Buyer") at Los Angeles, California.

                                    RECITALS

     A. Seller is the owner of the real property commonly know as Margarita Villas and as more fully described in Exhibit "A" attached hereto and incorporated herein by this reference. The Property is a 21 room hotel in Sosua, Dominican Republic.

     B. The legal descriptions of the real property described in Exhibit "A" is set forth in Exhibit "B" attached hereto and incorporated herein by this reference.

     C. Buyer desires to purchase the property hereinabove described ("Property") from Seller and Seller desires to sell its Property described hereinabove to Buyer pursuant to the terms and conditions set forth herein.

     Now, therefore, in consideration of the mutual covenants and conditions as set forth herein, the parties agree as follows:

     1. PURCHASE PRICE. Seller agrees to sell and Buyer agrees to purchase all of Seller's right, title and interest in and to the Property for an aggregate purchase price of Two Million Dollars ($2,000,000.00). The purchase price is payable in the form of an 80% limited partnership interest in Buyer as described in Exhibit C hereto.

     2. PROPERTY DEFINED. The term "Property" shall include all easements and appurtenances thereto and improvements situated thereon; any and all fixtures, furniture, equipment, appliances, tools, building materials, supplies, and other tangible and intangible property and property rights owned by Seller and located on the Property or relating to the operation of the improvements thereon; all of the right, title and interest of Seller in and to any and all leases and other agreements with respect to the occupancy of any of the Property together with all rights, title and interest in and to any deposits, prepaid rentals, cleaning deposits and other such deposits or prepaid amounts with respect thereto; all of Seller's right, title and interest in and to any and all contracts and agreements with respect to the management, leasing, service or maintenance of the Property, in whole or in part. or the equipment located thereon; and all of Seller's right, title and interest in and to any and all warranties, guarantees, permits and licenses relating to the Property in whole or in part.

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     3. PAYMENT OF CONSIDERATION. Buyer agrees to pay Seller the purchase price in the form of an 80% interest in Buyer. Seller's said 80% ownership shall entitle Seller to approve or disapprove the sale of the Property by the partnership. Any expenditures in excess of $1,000 shall be approved in advance by the limited partners.

     4. TITLE. Seller and Buyer agree to close escrow without title insurance policies. Seller hereby represents that Seller has good and marketable title to the Property and the Property is totally without liens or encumbrances. Any monetary liens or encumbrances shall be the obligation of Seller ("Seller's Obligations"). All deeds and any other documents reflecting title to and ownership of the property shall be held by Bruce Altschuld Esq. As Trustee for both Buyer and Seller.

     5. SELLER'S WARRANTIES AND REPRESENTATIONS. Seller hereby makes the following warranties and representations upon which Buyer is relying upon entering into this Agreement:

          5.1  Seller is the owner of the Property.

          5.2 To the best of Seller's knowledge, there is no litigation, action, suit, proceeding, investigation, citation or violation pending or threatened against Seller affecting the Property or against the Property.

          5.3 To the best of Seller's knowledge, there are no liens, encumbrances or claims against the Property being purchased hereunder or Seller's ownership thereof other than those liens, encumbrances and/or claims of record set forth in the preliminary title report or trustee's sale guarantees referred to above, or as expressly disclosed herein, and, in the case of existing first trust deeds, the notes secured thereby are current.

          5.4 All personal property being transferred to Buyer hereunder shall be transferred free and clear of any claims, liens and encumbrances, and Seller has the full right to so convey all such personal property.

          5.5 To the best of Seller's knowledge, there are no pending or contemplated condemnation actions or special assessments against the Property or any part thereof

          5.6 The service contracts to be delivered by Seller to Buyer hereunder shall be full and complete evidence of all contracts in existence which affect the Properties being purchased hereunder and shall be set forth all terms and conditions of any obligations of the landlord or owner of the Property to the persons or entities who are parties to such contracts; and Seller has the full right and title to assign each such service contract and no defaults exist with respect hereto.

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          5.7  The records to be made available by Seller to Buyer as provided above shall be full and complete records and represent all financial operations and records with respect to the Property and operation thereof, and shall be full and complete as of the dates thereof; and there does not exist any event or condition, whether or not arising after the date of said records, which would make any of the information contained in such books and records misleading or inaccurate with respect to the operation of the Property.

          5.8 Seller shall maintain the Property being purchased hereunder in good condition and state of repair through the date of the sale of the Property by Buyer; and Seller shall further perform all of its obligations under all leases, service contracts and any other agreement affecting the Property being purchased hereunder through the closing date hereof.

     6.   CLOSING

          6.1 The parties hereby agree to retain Bruce Altschuld Esq. as Trustee, at 16255 Ventura Blvd. Encino, Ca. 91436-2363.

          6.2 The parties agree to execute any and all documents necessary to effect the closing which documents shall be attached to and made an exhibit this Agreement and the terms and conditions thereof shall be incorporated herein by this reference. If there are any inconsistencies between this Agreement and said documents the terms and conditions of this Agreement shall prevail unless otherwise agreed to by the parties in writing.

          6.3 Time is expressly made the essence of this Agreement and each and every provision hereof of which time of performance is a factor.

          6.4 The transaction described hereinabove shall be closed on or before December 30, 1999.

          6.5 All real estate taxes and assessments, personal property taxes, casualty and other insurance (which coverage will be retained and maintained by Buyer) service contract payments, rents and other periodic payments under any leases or with respect to leases being transferred hereunder, utility charges and other periodic income and charges attributable to the operation of the Property shall not be prorated. Buyer and Seller agree that any and all expenses incurred and accrued prior to the close of escrow shall be Seller's responsibility and the parties will attempt to ascertain the amount of those expenses as soon as practicable after the close of escrow.

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          6.6  Possession of the Property shall be delivered to Buyer at the close of escrow but Seller will continue to fund any negative cash flow until the Property is resold by the partnership, but no longer than March 1, 2000 at which time Buyer shall become responsible for the expenses of the Property not to exceed $5,000 in any month. All expenses accrued at and prior to March 1, 2000 shall to the sole responsibility of the Seller.

          6.7 Trustee is hereby instructed not to transfer title outside of the partnership without the prior written approval of the limited partners.

     7. RELATIONSHIP BETWEEN PARTIES. Nothing contained in this Agreement shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Seller and Buyer.

     8. SECTION HEADINGS. The section headings to each section are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope or intent of this Agreement, nor do they in any way affect this Agreement.

     9. INTERPRETATION. The language in all parts of this Agreement shall be construed under the laws of the State of California according to its normal and usual meaning and not strictly for or against either Buyer or Seller.

     10. ENTIRE AGREEMENT. This Agreement contains all agreements of the parties hereto with respect to matters contained herein, and no prior agreements or understandings written or oral, pertaining to any such matters may be effective for any purpose. No other agreement, statement or promise by any other party, employee, officer or agent of any party or to any employee, officer or agent of any party that is not in writing signed by all the parties shall be binding. Any agreement thereafter made shall be ineffective to change, modify, waive or discharge this Agreement or any part thereof, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought.

     11. SUCCESSORS IN INTEREST. The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the respective parties hereto.

     12. NOTICES. Any notices, requests, demands, offers, claims or other communications required or permitted under this Agreement shall be in writing and shall not be effective for any purpose unless the same shall be given or served by hand delivery evidenced by a written acknowledgment of receipt thereof, or by mailing the same to the party to whom such notice, request, demand, offer, claim or communications is directed, by registered or certified mail, postage prepaid, return receipt requested, to the parties at the following addresses:
                            SELLER:           GO CALL INC.
                                              Attn: Michael Ruge

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                            BUYER:            SEVADA HOLDINGS, LTD IV
                                              1925 Century Park East, Suite 1150
                                              Los Angeles, CA 90067
                                              Attn: Kurt Von Hofmann

Or such other addresses as the parties may from time to time direct. The address to which any such communications shall be sent may be changed from time to time by notice sent in the same manner as set forth above. All notices shall be deemed delivered two days after the date deposited into the United States mail or when personally delivered.

     13. ATTORNEY'S FEES. If any actions or proceedings are instituted by any party to enforce any of the provisions of this Agreement, the prevailing party in any such action or proceeding shall be entitled to recover reasonable attorney's fees incurred in connection therewith.

     14. EXECUTION OF DOCUMENTS. Each of the parties hereto shall sign any and all documents necessary to carry out the purpose of this Agreement.


In witness whereof, the parties hereto have executed this Agreement the day and year first written above.


SELLER:                                         BUYER:


GO CALL INC.                                    SEVADA HOLDINGS, LTD. IV
A Delaware Corporation                          A California Limited Partnership
                                                By Itasca Holdings,
                                                its general partner

By: /S/ Michael Ruge                            By: /S/ Kurt Von Hoffmann
---------------------------------               --------------------------------
Michael Ruge, CEO                               Kurt Von Hofmann, President

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